SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 6, 2006


                            EAGLE BULK SHIPPING INC.
           (Exact name of each Registrant as specified in its Charter)


      Marshall Islands                  000-51366                98-0453513
(State or other jurisdiction           (Commission             (IRS employer
of incorporation or organization)      File Number)          identification no.)

477 Madison Avenue                                                 10022
Suite 1405                                                       (Zip Code)
New York, New York

(Address of principal
  executive offices)


(Registrant's telephone number, including area code): (212) 785-2500

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2006, the Registrant issued a press release relating to its fourth quarter and year ending December 31, 2005 results. The press release also announced that the members of the Registrant's senior management team will host a teleconference and webcast at 8:30 a.m. ET on March 7, 2006 to discuss the fourth quarter and year ending December 31, 2005 results. A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1

Press Release

              Eagle Bulk Shipping Inc. Reports Fourth Quarter 2005
                          and Fiscal Year 2005 Results


NEW YORK, NY, March 6, 2006 -- Eagle Bulk Shipping Inc. (NASDAQ: EGLE), a global marine transportation company specializing in the Handymax segment of the dry bulk shipping industry, today announced its results for the fourth quarter of 2005 and fiscal year ended December 31, 2005.

Fourth quarter 2005 highlights included:
----------------------------------------

o Net Income of $12.2 million or $0.39 per share (based on a weighted average of 31,323,913 basic and diluted shares outstanding for the period) on net revenues of $24.3 million.

     o Adjusting for a non-cash non-dilutive compensation charge of $0.3 million, net income was $12.5 million or $0.40 per share.

o Dividend of $0.57 per share, paid on February 24, 2006, to shareholders of record as of February 15, 2006.

o EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement, of $19.8 million. Please see below in this press release for a reconciliation of EBITDA to net income.

o    Gross time charter revenue of $26.2 million.

o    Acquisition of two Supramax vessels expanding fleet from 11 to 13 vessels.

     o    One vessel delivered in October and the second in December 2005.

     o    Cargo carrying capacity expands by 19% to 643,980 dwt.

     o    At  acquisition,  the fleet's dwt weighted  average age was lowered to
          5.5 years

     o Increased number of sister ships from 5 to 6 providing operational efficiency

o    Completed an $87 million follow-on equity offering on October 28, 2005.

Fiscal year 2005 (period from inception
January 26, 2005 to December 31, 2005) highlights included:
-----------------------------------------------------------

o Net Income of $6.7 million, or $0.30 per share (based on a weighted average of 21,968,824 basic and diluted shares outstanding for the period) on net revenues of $56.1 million. Adjusting for significant non-cash and or one-time charges, net income was $25.7 million or $1.17 per share.

     o Adjusted net income excludes a non-cash, non-dilutive compensation charge of $11.7 million, a one-time charge of $6.2 million in fees related to financial advisory services incurred prior to the initial public offering, and a one-time charge of $1.1 million to write-off deferred financing costs associated with the retirement of the initial term loan facility.

o    Total dividends of $1.11 per share, amounting to just over $33.5 million

     o    Fourth quarter dividend of $0.57 per share paid on February 24, 2006.

     o    Third quarter dividend of $0.54 per share paid on October 6, 2005.

o EBITDA, as adjusted for exceptional items under the terms of the Company's credit agreement of $43.1 million.

o    Gross time charter revenue of $59.9 million.

o    Acquisition of 13 vessels - 9 Supramax class and 4 Handymax class.

o    All vessels on time charters for periods ranging from one to three years.

     o    For 2005, 100% of available days were covered by time charters

     o As of March 6, 2006, 85.4% of 2006 available days are covered by time charters at an average daily rate of $22,671.

Since the Company inception occurred on January 26, 2005, comparable historical data for the three months and for the year ended December 31, 2004 is not presented.

Sophocles Zoullas, Chairman and Chief Executive Officer, commented, "We are extremely pleased with our fourth quarter and year-end results, which underscore Eagle's competitive advantages in the dry bulk shipping market. We have steadily and strategically expanded our modern fleet during the year, and deployed the 13 acquired vessels at very attractive medium to long term charter rates. Operationally, our fleet has performed very efficiently, with 99.7% fleet utilization since vessel operations began in April 2005. Our management team has also managed costs very aggressively, with the goal of achieving one of the lowest cash break-even points in the dry bulk shipping industry. As a result, our shareholders have received an aggregate $33.5 million in cash dividends since our public offering."

Mr. Zoullas continued, "Looking ahead to 2006, our entire organization is energized by the prospect of accelerating the progress we made in 2005. At present, for example, over 85% of our fleet's projected 2006 earnings are covered by fixed rate time charters at an average daily rate in excess of $22,600 thereby continuing to provide shareholders with visible earnings. With a very strong capital position and what we believe to be one of the strongest balance sheets in the industry, the Company is very well-positioned to continue our fleet expansion program, and make additional investments to grow the business. In sum, Eagle has the strategic focus, execution skills, and financial and human resources to be a leader in the dry bulk sector, and we look forward to continuing to update the investment community on our progress."

Results for Fourth Quarter 2005:

For the fourth quarter of 2005, the Company reported net income of $12,153,868 or $0.39 per share, based on a weighted average of 31,323,913 basic and diluted shares outstanding. Net income included a non-cash, non-dilutive compensation expense of $358,260. Excluding this charge, net income for the quarter was $12,512,128 or $0.40 per share.

All of the Company's revenues were earned from Time Charters. Net revenues during the quarter were $24,312,564 and included gross revenues of $26,195,576 and deductions for brokerage commissions of $1,321,012 and $562,000 in amortization of net prepaid and deferred charter revenue.

For the quarter ended December 31, 2005, total vessel expenses incurred amounted to $4,204,304. These expenses included $3,561,933 in vessel operating costs, $303,743 in technical management fees, $215,762 in delivery and pre-operating costs associated with the acquisition of the two vessels, MERLIN and HERON, including providing these newly acquired vessels with initial provisions and stores, and $122,866 in costs associated with vessel onboard inventory stocks.

Depreciation and Amortization expense recorded for the quarter ended December 31, 2005 amounted to $4,532,712, of which amount $4,504,732 relates to depreciation and $27,980 relates to the amortization of deferred drydocking costs

General and administrative expenses for the quarter ended December 31, 2005 amounted to $1,237,909. For the quarter ended December 31, 2005, a non-cash compensation charge of $358,260 was recorded.

Interest expense for the fourth quarter of 2005 was $2,247,629 and included $2,033,974 in loan interest, $180,333 in commitment fees and $33,322 in amortization of deferred financing costs associated with the Company's revolving credit facility. During the fourth quarter, the Company earned $422,119 in interest income from its cash balances. For the fourth quarter of 2005, interest rates on outstanding debt ranged from 4.78% to 5.49%, including a margin of 0.95% over the London Interbank Offered Rate (LIBOR). The weighted average effective interest rate during the quarter was 5.19%.

Based on the fourth quarter results, the Company declared a 4Q 2005 dividend of $0.57 per share. On February 24, 2006, the dividend was paid to its shareholders of record as of February 15, 2006. The aggregate amount paid was $18,895,500.

Results for the Period from January 26, 2005 to December 31, 2005:

Inception of the Company took place on January 26, 2005. Vessel operations commenced in April 2005. Accordingly, no comparisons can be made with previous periods.

For the period from inception on January 26, 2005 to December 31, 2005, the Company reported a net income of $6,653,400 or $0.30 per share, based on a weighted average of 21,968,824 basic and diluted shares outstanding for the period. The net income includes a non-cash, non-dilutive compensation expense of $11,734,812, non-recurring fees to affiliates of $6,175,046, and a one-time charge of $1,130,712 to write-off deferred financing costs associated with the retirement of the initial term loan facility. Excluding the non-cash charge, non-recurring fees, and the write-off, net income for the Period from January 26, 2005 to December 31, 2005 was $25,693,970 or $1.17 per share.

Revenues

All of the Company's revenues were earned from Time Charters. Net revenues, for the period since inception on January 26, 2005 to December 31, 2005, were $56,066,058 and included gross revenues of $59,997,448 and deductions for brokerage commissions of $3,040,890 and $890,500 in amortization of net prepaid and deferred charter revenue.

All of the Company's revenues for the period from inception on January 26, 2005 to December 31, 2005 were earned from time charters. As is common in the shipping industry, the Company pays commissions ranging from 1.25% to 6.25% of the total daily charter hire rate of each charter to unaffiliated ship brokers and in-house brokers associated with the charterers, depending on the number of brokers involved with arranging the charter.

Vessel Expenses

For the period since inception on January 26, 2005 to December 31, 2005, total vessel expenses incurred amounted to $11,052,429. These expenses included $8,156,481 in vessel operating costs, $692,605 in technical management fees, $1,678,695 in delivery and pre-operating costs associated with the acquisition of the 13 vessels in the Company's fleet, including providing these newly acquired vessels with initial provisions and stores, and $524,648 in costs associated with vessel onboard inventory stocks.

Vessel operating expenses include crew wages and related costs, the cost of insurance, expenses relating to repairs and maintenance, the cost of spares and consumable stores, tonnage taxes, other miscellaneous expenses, and technical management fees. With regard to vessel operating expenses, the Company has entered into technical management agreements for each of its vessels with V. Ships Management Ltd, an independent technical manager. In conjunction with management, V. Ships has established an operating expense budget for each vessel and performs the technical management of our vessels. All deviations from the budgeted amounts are for the Company's account. For the period since vessel operations commenced in April 2005 to December 31, 2005, the Company paid its technical manager, V. Ships, a fixed management fee of $8,333 per month for each vessel in the operating fleet in respect of which it provides technical management services. These fees are included in vessel expenses.

Depreciation and Amortization

The cost of the Company's vessels is depreciated on a straight-line basis over the expected useful life of each vessel. Depreciation is based on the cost of the vessel less its estimated residual value. The Company estimates the useful life of its vessels to be 28 years from the date of initial delivery from the shipyard to the original owner. Furthermore, the Company estimates the residual values of its vessels to be $150 per lightweight ton, which we believe is common in the dry bulk shipping industry. Depreciation charges will increase as the fleet is enlarged which will also lead to an increase of ownership days.

For the period since inception on January 26, 2005 to December 31, 2005, total depreciation and amortization expense was $10,412,227 of which amount $10,384,247 relates to depreciation and $27,980 relates to the amortization of deferred drydocking costs.

Amortization of deferred financing costs for the period since inception on January 26, 2005 to December 31, 2005 is included in interest expense. These amortization costs include a write-off of $1,130,712 relating to deferred financing fees associated with our term loan facility which was entirely repaid upon refinancing with our revolving credit facility in July 2005, and $98,065 relating to amortization of financing costs associated with our revolving credit facility.

General and Administrative Expenses

The Company's general and administrative expenses include recurring administrative costs and non-recurring formation and advisory costs. Recurring costs include onshore vessel administration related expenses such as legal and professional expenses and administrative and other expenses including payroll and expenses relating to the Company's executive officers and office staff, office rent and expenses, and directors and officers insurance. Non-recurring costs include costs relating to the formation of our company and related advisory costs. The Company expects general and administrative expenses to increase as its fleet is enlarged.

For the period from inception on January 26, 2005 to December 31, 2005, general and administrative expenses amounted to $3,491,330. This amount includes recurring administrative costs of $2,681,063 and non-recurring costs of $810,267.

Financial Advisory Fees

For the period since inception on January 26, 2005 to December 31, 2005, the Company recorded an expense of $5,175,046 in connection with an investment banking and financial advisory fee paid to Kelso & Company, L.P. and certain non-management affiliates of Eagle Ventures LLC pursuant to the financial advisory agreement that was entered into with Kelso. This fee was incurred in the quarter ended June 30, 2005 and was payable in connection with Kelso assisting the Company with its formation, strategic planning, obtaining debt and equity financing and acquiring vessels. In addition, the Company has recorded an expense of $1,000,000 which was also incurred in the quarter ended June 30, 2005 in connection with the termination of certain of the Company's obligations under the financial advisory agreement including the Company's obligation to pay an annual $500,000 fee thereunder.

Non-Cash Compensation Expense

For the period from inception January 26, 2005 to December 31, 2005, non-cash compensation expense was $11,734,812. Non-cash compensation relates to profits interests awarded to members of the Company's management by the Company's principal shareholder Eagle Ventures LLC. The profits interests dilute only the interests of the owners of Eagle Ventures LLC, and not holders of the Company's common stock. However, Generally Accepted Accounting Principles require that share-based awards to an employee of the Company by a shareholder (such as Eagle Ventures LLC) be accounted for as compensation for services provided to the Company. Consequently, the Company's income statement reflects such non-cash charges for compensation related to the profits interests in Eagle Ventures LLC.

Interest Expense

For the period from inception January 26, 2005 to December 31, 2005, interest expense was $7,208,641. This amount included $4,855,054 in loan interest, $516,588 in commitment fees, $608,222 in interest on a promissory note, a write-off of $1,130,712 relating to deferred financing fees associated with our term loan facility which was entirely repaid upon refinancing with our revolving credit facility in July 2005, and $98,065 relating to amortization of financing costs associated with our revolving credit facility. During the period from inception January 26, 2005 to December 31, 2005, the Company earned $661,827 in interest income.

From the first draw-down of the Company's debt of its loans through December 31, 2005, interest rates ranged from 4.10% to 5.49%, including a margin of 0.95% over LIBOR. The weighted average effective interest rate was 4.69%.

The  Company has  entered  into  interest  rate swaps to  effectively  convert a portion of its debt from a floating to a fixed-rate basis. The swaps are designated and qualify as cash flow hedges. In September 2005, the Company entered into interest rate swap contracts for notional amounts of $100,000,000 and $30,000,000. These contracts mature in September 2010. Exclusive of a margin of 0.95%, the Company will pay fixed-rate interest of 4.22% and 4.54% respectively, and receive floating-rate interest amounts based on three month LIBOR settings (for a term equal to the swaps' reset periods). The Company records the fair value of the interest rate swap as an asset or liability in its financial statements. The effective portion of the swap is recorded in accumulated other comprehensive income (loss). Accordingly, $2,647,077 has been recorded in Other Assets in the financial statements as of December 31, 2005.

Disclosure of Non-GAAP Financial Measures

EBITDA represents operating earnings before extraordinary items, depreciation and amortization, interest expense, and income taxes, if any. EBITDA is included because it is used by certain investors to measure a company's financial performance. EBITDA is not an item recognized by GAAP and should not be considered a substitute for net income, cash flow from operating activities and other operations or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. EBITDA is presented to provide additional information with respect to the Company's ability to satisfy its obligations including debt service, capital expenditures, and working capital requirements. While EBITDA is frequently used as a measure of operating results and the ability to meet debt service requirements, the definition of EBITDA used here may not be comparable to that used by other companies due to differences in methods of calculation.

The Company's new credit facility permits it to pay dividends in amounts up to its earnings before extraordinary or exceptional items, interest, taxes, depreciation and amortization (Credit Agreement EBITDA), less the aggregate amount of interest incurred and net amounts payable under interest rate hedging agreements during the relevant period and an agreed upon reserve for dry-docking, provided that there is not a default or breach of loan covenant under the credit facility and the payment of the dividends would not result in a default or breach of a loan covenant. Therefore, the Company believes that this non-GAAP measure is important for its investors as it reflects its ability to pay dividends. The following table is a reconciliation of net income, as reflected in the condensed consolidated statements of operations, to the Credit Agreement EBITDA for the three-month period ended December 31, 2005 and year-to-date to December 31, 2005:


                                                                    Period from January 26,
                                               Three Months ended     2005 (inception) to
                                               December 31, 2005       December 31, 2005
                                               -----------------       -----------------

Net Income....................................    $ 12,153,868             $ 6,653,400
Interest Expense..............................       2,247,629               7,208,641
Depreciation and Amortization.................       4,532,712              10,412,227
Amortization of Prepaid Revenue...............         562,000                 890,500
                                               -----------------       -----------------
EBITDA........................................      19,496,209              25,164,768
Adjustments for Exceptional Items:
Management and Other Fees to Affiliates (1)...              --               6,175,046
Non-cash Compensation Expense (2) ............         358,260              11,734,812
                                               -----------------       -----------------
Credit Agreement EBITDA ......................    $ 19,854,469            $ 43,074,626
                                               =================       =================

----------
(1)  One time charge
(2)  Management's participation in profits interests in Eagle Ventures LLC


Liquidity and Capital Resources

As of December 31, 2005, the Company's cash balance was $24,526,528 with an additional $6.5 million in restricted cash deposits maintained with its lender for loan compliance purposes. Restricted cash also includes an amount of $124,616 which is collateralizing a letter of credit relating to the Company's office lease. For the next 18 months, the Company also has access to a $10 million working capital facility which is part of a ten-year $330 million revolving credit facility which the Company entered into in July 2005.

Prior to the initial public offering, the Company funded its capital requirements for the acquisition of nine initial vessels with $40,843,662 in equity contributions from Eagle Ventures LLC, $58,730,404 in debt financing in the form of a promissory note borrowings from Eagle Ventures LLC, and $214,450,000 in borrowings under a bank term loan facility.

The Company used $185,288,656 of the net proceeds from the initial public offering to repay $125,950,000 of the indebtedness under the term loan facility and $59,338,656 owed to Eagle Ventures LLC under the promissory note, including accrued interest.

In connection with the Company's initial public offering, in July 2005, the Company entered into a $330,000,000 revolving credit facility to refinance the remaining $88,500,000 portion of the outstanding indebtedness under its term loan facility, fund vessel acquisitions and provide funds for working capital purposes.

From July 2005 to October 2005, the Company borrowed $100,000,000 from the revolving credit facility to fund the purchase of four additional vessels.

The Company used $80,000,000 of the net proceeds from its follow-on public offering (see Sale of Common Stock below) to repay $48,500,000 of its outstanding indebtedness under the revolving credit facility and pay the balance $31,500,000 of the purchase price of the thirteenth vessel HERON which was acquired in December 2005.

As of December 31, 2005 the Company had a total outstanding debt of $140,000,000 under the revolving credit facility. As of December 31, 2005, the undrawn amount under the revolving credit facility was $190,000,000 which is available to fund future acquisitions. The facility matures in 2015 and has no principal repayment obligations until 2010.

Sale of Common Stock

On June 23, 2005, the Company completed its initial public offering by issuing and selling to the public 14,400,000 shares of common stock at $14.00 per share, raising gross proceeds of $201,600,000 before deduction of underwriting discounts, commissions and expenses of $15,070,710.

On October 28, 2005, the Company sold 6,000,000 shares of its common stock in a public offering at a price of $14.50 per share, raising gross proceeds of $87,000,000 before deduction of underwriting discounts, commissions and expenses of $4,954,227. The sale included an over-allotment portion of 825,000 shares of which 325,000 shares were offered by the Company's largest shareholder Eagle Ventures LLC.

Capital Expenditures

The Company makes capital expenditures from time to time in connection with its vessel acquisitions. In 2005, the Company acquired nine Supramax and four Handymax dry bulk vessels for a total cost of $427,144,953. In addition to the vessel acquisitions, the Company spent $820,904 on capital improvements to some of its vessels. These improvements are expected to enhance the revenue earning capabilities of these vessels.

DryDocking

In addition to acquisitions that the Company may undertake in future periods, other major capital expenditures include funding the Company's maintenance program of regularly scheduled drydocking necessary to preserve the quality of our vessels as well as to comply with international shipping standards and environmental laws and regulations. Although the Company has some flexibility regarding the timing of its dry docking, the costs are relatively predictable. Management anticipates that vessels are to be drydocked every two and a half years. Funding of these requirements is anticipated to be met with cash from operations. The Company anticipates that this process of recertification will require it to reposition these vessels from a discharge port to shipyard facilities, which will reduce available days and operating days during that period.

In 2005, the Company spent $421,682 on vessel drydockings and this amount will be amortized to expense on a straight-line basis over the period through the date the next drydocking is scheduled to become due.

The following table represents certain information about the estimated drydock costs until December 2007 along with the allocation of anticipated off-hire days:

----------------------------------------------------------------------------
   Quarter Ending                      Off-hire Days     Projected Costs
   March 31, 2006 ...................        60           $1.40 million
   June 30, 2006 ....................        --                 --
   September 30, 2006................        15           $0.35 million
   December 31, 2006.................        15           $0.35 million
   March 31, 2007....................        30           $0.70 million
   June 30, 2007.....................        --                 --
   September 30, 2007................        30           $0.70 million
   December 31, 2007.................        15           $0.35 million

----------------------------------------------------------------------------
NOTES:
   Actual costs vary based on various factors, including where the dry-dockings are actually performed.
   Actual length will vary based on the condition of the vessel, yard schedules and other factors.
----------------------------------------------------------------------------

Dividends

The Company's policy is to declare quarterly dividends to stockholders in February, April, July and October in amounts that are substantially equal to its available cash from operations during the previous quarter less any cash reserves for drydocking and working capital.

The Company's revolving credit facility permits us to pay quarterly dividends in amounts up to our quarterly earnings before extraordinary or exceptional items, interest, taxes, depreciation and amortization (Credit Agreement EBITDA), less the aggregate amount of interest incurred and net amounts payable under interest rate hedging agreements during the relevant period and an agreed upon reserve for dry-docking for the period, provided that there is not a default or breach of loan covenant under the credit facility and the payment of the dividends would not result in a default or breach of a loan covenant. Depending on market conditions in the dry bulk shipping industry and acquisition opportunities that may arise, the Company may be required to obtain additional debt or equity financing which could affect its dividend policy.

On October 31, 2005 the Company paid a cash dividend on its common stock of $0.54 per share for the third quarter of 2005 to all shareholders of record as of October 17, 2005. The aggregate amount of the cash dividend paid to its shareholders was $14,661,000.

On January 30, 2006 the Company declared a cash dividend for the fourth quarter of 2005 of $0.57 per share which was paid on February 24, 2006 to all shareholders of record as of February 15, 2006. The aggregate amount of this cash dividend was $18,895,500.

Summary Consolidated Financial and Other Data

The following table summarizes the Company's selected consolidated financial and other data for the periods indicated below.


Condensed Consolidated Statements of Operations:
------------------------------------------------

                                                                                 Period from January
                                                          Three Months ended     26, 2005 (inception)
                                                           December 31, 2005     to December 31, 2005
                                                           -----------------     --------------------
                                                              (unaudited)

Revenues, net of commissions..............................   $24,312,564            $56,066,058

Vessel Expenses...........................................     4,204,305             11,052,429
Depreciation and Amortization.............................     4,532,712             10,412,227
General and Administrative Expenses ......................     1,237,909              3,491,330
Management and Other Fees to Affiliates...................            --              6,175,046
Non-cash Compensation Expense.............................       358,260             11,734,812
                                                             -----------            -----------
  Total Operating Expenses ...............................    10,333,186             42,865,844
                                                             -----------            -----------

Operating Income/(Loss) ..................................    13,979,378             13,200,214

Interest Expense .........................................     2,247,629              7,208,641
Interest Income...........................................      (422,119)              (661,827)
                                                             -----------            -----------
  Net Interest Expense ...................................     1,825,510              6,546,814
                                                             -----------            -----------

Net Income ...............................................  $ 12,153,868            $ 6,653,400
                                                            ============            ===========

Basic and Diluted Income per Share .......................        $ 0.39                 $ 0.30
                                                            ============            ===========
Weighted Average Shares Outstanding - Basic and Diluted ..    31,323,913             21,968,824
                                                            ============            ===========

Fleet Operating Days
--------------------

Ownership Days............................................         1,109                  2,531
Available Days............................................         1,099                  2,507
Operating Days............................................         1,097                  2,500
Fleet Utilization.........................................         99.8%                  99.7%


Condensed Consolidated Statement of Cash Flows:
-----------------------------------------------
Net Cash Provided by Operating Activities.............................             $ 26,615,839
Net Cash Used in Investing Activities:
    Purchase of Vessels and Improvements..............................             (427,965,857)
Net Cash Provided by Financing Activities.............................              425,876,546
                                                                                   ------------
Net Increase in Cash..................................................             $ 24,526,528
                                                                                   ============



Condensed Consolidated Balance Sheet:
-------------------------------------

                                                                       December 31, 2005
ASSETS:
Current Assets:
  Cash and cash equivalents............................................   $24,526,528
  Accounts Receivable..................................................       281,094
  Prepaid Charter Revenue .............................................     8,508,000
  Prepaid Expenses.....................................................       513,145
     Total Current Assets..............................................    33,828,767
Fixed Assets:
  Vessels at cost, net of Accumulated Depreciation of $10,384,247 .....   417,581,610
Restricted Cash........................................................     6,624,616
Deferred Drydock Costs, net of Accumulated Amortization of $27,980.....       393,702
Deferred Financing Costs, net of Accumulated Amortization of $98,065...     1,268,209
Other Assets ..........................................................     2,647,077
Total Assets...........................................................  $462,343,981
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts Payable.....................................................    $1,861,145
  Accrued Interest.....................................................       514,631
  Other Accrued Liabilities............................................       424,669
  Deferred Revenue.....................................................     1,306,000
  Unearned Charter Hire Revenue........................................     2,444,522
     Total Current Liabilities.........................................     6,550,967
Long-term Debt.........................................................   140,000,000
Total Liabilities......................................................   146,550,967
Stockholders' Equity :
  Common stock.........................................................       331,500
  Additional Paid-In Capital...........................................   320,822,037
  Retained Earnings (net of Dividends declared of $14,661,000).........   (8,007,600)
  Accumulated Other Comprehensive Income...............................     2,647,077
     Total Stockholders' Equity........................................   315,793,014
Total Liabilities & Stockholders' Equity...............................  $462,343,981
                                                                         ============


The Fleet

As of December 31, 2005, the Company owned and operated a fleet of 13 vessels with a combined carrying capacity of 643,980 deadweight tons and an average age of under 6 years. All of the Company's vessels are employed on long term time charters.


                                                        Daily Time
                                                       Charter Hire
Vessel            dwt    Year Built  Vessel Acquired     Rate (1)    Time Charter Expiration (2)
------            ---    ----------  ---------------     --------    ---------------------------
   Supramax Vessels
   ----------------
Cardinal        55,408      2004     April 18, 2005       $26,500    March 2007 to June 2007
Condor          50,296      2001     April 29, 2005       $24,000    November 2006 to March 2007
Falcon          50,296      2001     April 21, 2005       $20,950    February 2008 to June 2008
Harrier         50,296      2001     April 19, 2005       $23,750    March 2007 to June 2007
Hawk I          50,296      2001     April 26, 2005       $23,750    March 2007 to June 2007
Merlin          50,296      2001     October 26, 2005     $24,000    October 2007 to December 2007
Osprey I (3)    50,206      2002     August 31, 2005      $21,000    July 2008 to November 2008
Peregrine       50,913      2001     June 30, 2005        $24,000    October 2006 to January 2007
Heron           52,827      2001     December 1, 2005     $24,000    December 2007 to February 2008

   Handymax Vessels
   ----------------
Sparrow         48,220      2000     July 19, 2005        $22,500    November 2006 to Feb 2007
Kite            47,195      1997     May 9, 2005          $25,000    March 2006 to May 2006
Griffon (4)     46,635      1995     June 1, 2005         $28,000    February 2006
Shikra          41,096      1984     April 29, 2005       $22,000    July 2006 to November 2006

----------
(1) The time charter rates are gross daily charter hire rates before unaffiliated ship-broker commissions ranging from 1.25% to 6.25% of the charter hire rate. As all our vessels are employed on time charters, the charterer is responsible for voyage expenses such as port and canal charges, bunker (fuel oil) costs and port and canal agents costs and other voyage related costs.
(2) The date range provided represents the earliest and latest date on which the charterer may redeliver the vessel to the Company upon the termination of the charter.
(3) The charterer of the Osprey I has an option to extend the charter period by up to 26 months at a daily time charter hire rate of $25,000.
(4) Upon completion of the charter in March 2006, the GRIFFON has commenced a new charter at $13,550 per day until January 2007 to March 2007.


Commercial  and  strategic   management  of  the  fleet  is  carried  out  by  a
wholly-owned subsidiary of the Company, Eagle Shipping International (USA) LLC, a Marshall Islands limited liability company with offices in New York City.

Glossary of Terms:

Ownership days: The Company defines ownership days as the aggregate number of days in a period during which each vessel in its fleet has been owned. Ownership days are an indicator of the size of the fleet over a period and affect both the amount of revenues and the amount of expenses that is recorded during a period.

Available days: The Company defines available days as the number of ownership days less the aggregate number of days that its vessels are off-hire due to vessel familiarization upon acquisition, scheduled repairs or repairs under guarantee, vessel upgrades or special surveys and the aggregate amount of time that we spend positioning our vessels. The shipping industry uses available days to measure the number of days in a period during which vessels should be capable of generating revenues.

Operating days: The Company defines operating days as the number of its available days in a period less the aggregate number of days that the vessels are off-hire due to any reason, including unforeseen circumstances. The shipping industry uses operating days to measure the aggregate number of days in a period during which vessels actually generate revenues.


Conference Call Information

As previously announced, members of Eagle Bulk's senior management team will host a teleconference and webcast at 8:30 a.m. ET tomorrow, March 7th to discuss these results.

To participate in the teleconference, investors and analysts are invited to call 866-203-3436 in the U.S., or 617-213-8849 outside of the U.S., and reference participant code 92017882. A simulcast webcast can be accessed by visiting the Company's website at: www.eagleships.com

IMPORTANT: Investors participating in the teleconference are encouraged to access an accompanying slide presentation, which management will reference during the call. This presentation will be available Tuesday morning at www.eagleships.com. A replay will be available following the call until 12:00 a.m. ET on March 14, 2006. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 30362013.

About Eagle Bulk Shipping Inc.

Eagle Bulk Shipping Inc. is a Marshall Islands corporation headquartered in New York. The Company is the largest U.S. based owner of Handymax dry bulk vessels. Handymax vessels range in size from 35,000 to 60,000 deadweight tons and transport a broad range of major and minor bulk cargoes, including iron ore, coal, grain, cement and fertilizer, along worldwide shipping routes.

Forward-Looking Statements

Matters discussed in this release may constitute forward-looking statements. Forward-looking statements reflect our current views with respect to future events and financial performance and may include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.

The forward-looking statements in this release are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Although Eagle Bulk Shipping Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, Eagle Bulk Shipping Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.

Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter hire rates and vessel values, changes in demand that may affect attitudes of time charterers to scheduled and unscheduled drydocking, changes in our vessel operating expenses, including dry-docking and insurance costs, or actions taken by regulatory authorities, potential liability from future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents and political events or acts by terrorists.

Risks and uncertainties are further described in reports filed by Eagle Bulk Shipping Inc. with the US Securities and Exchange Commission.

Visit our website at www.eagleships.com

Contact:
     Company Contact:
     Alan Ginsberg
     Chief Financial Officer
     Eagle Bulk Shipping Inc.
     Tel. +1 212-785-2500

     Investor Relations / Media:
     Jon Morgan
     Mandelbaum & Morgan, New York
     Tel. +1 646-325-3503

--------------------------------------------------------------------------------
Source: Eagle Bulk Shipping Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 8, 2006
                                      Eagle Bulk Shipping Inc.


                                      By:  /s/ Sophocles N. Zoullas
                                           ------------------------
                                           Sophocles N. Zoullas
                                           Chief Executive Officer and President


SK 25083 0001 650558